UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
_________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

                             Finjan Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	20-4075963 (IRS Employer Identification No.)

122 East 42nd Street, Suite 1512, New York, New York (Address of principal executive offices)	10168 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.0001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:   __________

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common stock, $0.0001 par value per share (the “Common Stock”), of Finjan Holdings, Inc. (the “Company”) set forth under the caption “Description of Capital Stock” in the prospectus included in Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-1 (Registration No. 333-189984), filed by the Company with the Securities and Exchange Commission on April 22, 2014 and declared effective on April 29, 2014, is hereby incorporated herein by reference.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FINJAN HOLDINGS, INC.

Date: May 7, 2014	By:	/s/ Philip Hartstein
Name: Philip Hartstein
Its: President